                                                                    EXHIBIT 10.7

                                  EXCEL, INC.

                               CREDIT AGREEMENT

                         Dated as of December 21, 1995


     THIS CREDIT AGREEMENT is made as of December 21, 1995, by and between EXCEL INC. (the "Company"), a Massachusetts corporation having its chief executive office at 255 Independence Drive, Hyannis, Massachusetts and THE FIRST NATIONAL BANK OF BOSTON (the "Bank"), a national banking association having its head office at 100 Federal Street, Boston, Massachusetts 02110.

                                   SECTION I
                                   ---------

                                  DEFINITIONS
                                  -----------

     1.1. Definitions.
          -----------

     All capitalized terms used in this Agreement or in the Note or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the meanings assigned to them below:

     Adjusted Eurodollar Rate.  Applicable to any Interest Period, shall mean a
     ------------------------
rate per annum determined pursuant to the following formula:

                                AER = [ IOR ]*
                                        ---
                                  [1.00-RP]

                                AER = Adjusted Eurodollar Rate
                                IOR = Interbank Offered Rate
                                RP = Reserve Percentage

               *The amount in brackets shall be rounded upwards, if
                necessary, to the next higher 1/100 of 1%.

     Where:

             "Interbank Offered Rate" applicable to any Eurodollar Loan for any Interest Period means the rate of interest determined by the Bank to be the prevailing rate per annum at which deposits in U.S. dollars are offered to the Bank by first-class banks in the interbank Eurodollar market in which it regularly participates on or about 10:00 a.m. (Boston time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Loan to which such Interest Period is to apply for a period of time approximately equal to such Interest Period.

             "Reserve Percentage" applicable to any Interest Period means the rate (expressed as a decimal) applicable to the Bank during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency or marginal reserve requirement) of the Bank with respect to "Eurocurrency liabilities" as that term is defined under such regulations.

The Adjusted Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Reserve Percentage.

     Affected Loans.  See Section 2.7(a).
     --------------

     Agreement.  This Agreement, as the same may be supplemented or amended from
     ---------
time to time.

     Bank.  See Preamble.
     ----

     Base Rate.  The greater of (i) the rate of interest announced from time to
     ---------
time by the Bank at its head office at 100 Federal Street, Boston, Massachusetts 02110 as its Base Rate, and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

     Base Rate Loan.  Any Loan bearing interest determined with reference to the
     --------------
Base Rate.

     Borrowing Base.  An amount equal to the lesser of (a) the Commitment Amount
     --------------
or (b) 75% of the net outstanding amount of Base Accounts.

             "Base Accounts" means accounts receivable of the Company as
              -------------
     to which the Company has furnished to the Bank the information required by this Agreement and shall not include (a) accounts payable by subsidiaries, affiliates and employees of the Company, (b) accounts payable by debtors not located in the United States, unless otherwise approved in writing by the Bank or (c) accounts evidenced by promissory notes.

             The "net outstanding amount of Base Accounts" means the net
                  ---------------------------------------
     amount of Base Accounts outstanding after eliminating from the aggregate amount of outstanding Base Accounts (i) such accounts that are more than 90 days past the date of the original invoice date or more than 60 days past the due date, whichever is earlier, and (ii) all other accounts of any account debtor with 25% or more of its accounts that are more than 90 days past the date of the original invoice date or more than 60 days past due as aforesaid; and deducting from the aggregate face amount of the remaining Base Accounts all payments, adjustments and credits applicable thereto and all amounts due thereon considered by the Bank difficult to collect or uncollectible by reason of return, rejection, repossession, loss or damage of or to the merchandise giving rise thereto, a merchandise or other dispute, insolvency of the account debtor, or any other reason, all as determined by the Bank in its discretion, which determination shall be final and binding upon the Company.

     Business Day.  (i) For all purposes other than as covered by clause (ii)
     ------------
below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts are open for the conduct of a substantial part of their commercial banking business; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in U.S. Dollar deposits in the interbank Eurodollar market.

     Code.  The Internal Revenue Code of 1986 and the rules and regulations
     ----
thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

     Commitment Amount.  $5,000,000.00 or any lesser amount, including zero,
     -----------------
resulting from a termination or reduction of such amount in accordance with
Section 7.2.

     Company.  See Preamble.
     -------

     Computation Rate.  See Section 2.11.
     ----------------

     Consolidated Current Liabilities.  At any date as of which the amount
     --------------------------------
thereof shall be determined, all amounts that should, in accordance with generally accepted accounting principles, be included as current liabilities on the consolidated balance sheet of the Company and its Subsidiaries as at such date, plus, to the extent not already included therein, all Loans made under this Agreement, and all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of the Company or any Subsidiary to a date more than one year from the date of determination.

     Consolidated Tangible Net Worth.  At any date as of which the amount
     -------------------------------
thereof shall be determined, the consolidated total assets of the Company and its Subsidiaries minus (i) the sum of any amounts attributable to (a) goodwill,
                 -----
(b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights, capitalized software development costs, and research and development expenses except prepaid expenses, (c) all reserves not already deducted from assets, (d) any writeup in the book value of assets resulting from any revaluation thereof subsequent to the date of the financial statements referred to in Section 4.6 and (e) the value of any minority interests in Subsidiaries and (ii) Consolidated Total Liabilities.
                                   ---

     Consolidated Total Liabilities.  At any date as of which the amount thereof
     ------------------------------
shall be determined, all obligations that should, in accordance with generally accepted accounting principles, be classified as liabilities on the consolidated balance sheet of the Company and its Subsidiaries, including in any event all Indebtedness.

     Controlled Group.  All trades or businesses (whether or not incorporated)
     ----------------
under common control that, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

     Default.  An Event of Default or event or condition that, but for the
     -------
requirement that time elapse or notice be given, or both, would constitute an Event of Default.

     Encumbrances.  See Section 6.5.
     ------------

     ERISA.  The Employee Retirement Income Security Act of 1974 and the rules
     -----
and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

     Eurodollar Loan.  Any Loan bearing interest at a rate determined with
     ---------------
reference to the Adjusted Eurodollar Rate.

     Event of Default.  Any event described in Section 7.1.
     ----------------

     Federal Funds Effective Rate.  For any day, a fluctuating interest rate per
     ----------------------------
annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

     Guarantees.  As applied to the Company and its Subsidiaries, all
     ----------
guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on the consolidated balance sheet of the Company and its Subsidiaries, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other person or entity.

     Indebtedness.  As applied to the Company and its Subsidiaries, (i) all
     ------------
obligations for borrowed money or other extensions of credit, whether or not secured, absolute or contingent, including, without limitation, unmatured reimbursement obligations in respect of letters of credit or guarantees issued for the account of or on behalf of the Company and its Subsidiaries; (ii) all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business; (iii) all obligations evidenced by bonds, notes, debentures or other similar instruments;
(iv) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by the Company or any of its Subsidiaries whether or not the obligations secured thereby shall have been assumed; (v) that portion of all obligations arising under capital leases that is required to be capitalized on the consolidated balance sheet of the Company and its Subsidiaries; (vi) all Guarantees; and (vii) all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by the Company or any of its Subsidiaries.

     Interest Period.
     ---------------

     (a) With respect to each Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending one, two, three or six months thereafter, as the Company may elect the applicable Notice of Borrowing;

     (b) with respect to each Base Rate Loan, the period commencing on the date of such Base Rate Loan;

     provided that:
     --------

               (i) any Interest Period (other than an Interest Period determined pursuant to clause (iii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans, such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period applicable to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

               (iii) any Interest Period during the Revolving Credit Period that would otherwise end after the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date; and

               (iv) notwithstanding clauses (iii) and (iv) above, no Interest Period applicable to a Eurodollar Loan shall have a duration of less than one month, and if any Interest Period applicable to such Loans would be for a shorter period, such Interest Period shall not be available hereunder.

     Investment.  As applied to the Company and its Subsidiaries, the purchase
     ----------
or acquisition of any share of capital stock, partnership interest, evidence of indebtedness or other equity security of any other person or entity, any loan, advance or extension of credit to, or contribution to the capital of, any other person or entity, any real estate held for sale or investment, any commodities futures contracts held other than in connection with bona fide hedging transactions, any other investment in any other person or entity, and the making of any commitment or acquisition of any option to make an Investment.

     Loan.  A loan made to the Company by the Bank pursuant to Section 11 of
     ----
this Agreement, and "Loans" means all of such loans, collectively.

     Note.  A promissory note of the Company, substantially in the form of
     ----
Exhibit A hereto, evidencing the obligation of the Company to the Bank to repay the Loans.

     Notice of Borrowing.  See Section 2.2.
     -------------------

     Obligations.  Any and all obligations of the Company to the Bank of every
     -----------
kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

     PBGC.  The Pension Benefit Guaranty Corporation or any entity succeeding to
     ----
any or all of its functions under ERISA.

     Permitted Encumbrances.  See Section 6.5.
     ----------------------

     Plan.  At any time, an employee pension or other benefit plan that is
     ----
subject to Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code.

     Qualified Investments.  As applied to the Company and its Subsidiaries,
     ---------------------
investments in (i) notes, bonds or other obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the United States of America; (ii) certificates of deposit or other deposit instruments or accounts of banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $100,000,000, (iii) commercial paper that is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or their successors, and (iv) any repurchase agreement secured by any one or more of the foregoing.

     Revolving Credit Period.  The period beginning on the date of this
     -----------------------
Agreement and extending through and including the Revolving Credit Termination Date or such earlier date on which the commitment to make Loans is terminated or the Commitment Amount is reduced to zero in accordance with the terms hereof.

     Revolving Credit Termination Date.  December 15,1997.
     ---------------------------------

     Subsidiary.  Any corporation, association, joint stock company, business
     ----------
trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Company or a Subsidiary of the Company; or any other such organization the management of which is directly or indirectly controlled by the Company or a Subsidiary of the Company through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which the Company has a 50% ownership interest.

     1.2. Accounting Terms.  All terms of an accounting character shall have the
          ----------------
meanings assigned thereto by generally accepted accounting principles applied on a basis consistent with the financial statements referred to in Section 4.6 of this Agreement, modified to the extent, but only to the extent, that such meanings are specifically modified herein.

                                  SECTION 11
                                  ----------

                             DESCRIPTION OF CREDIT
                             ---------------------

     2.1. The Loans.  During the Revolving Credit Period, and subject to the
          ---------
terms and conditions hereof, the Bank will make Loans to the Company, from time to time until the close of business on the Revolving Credit Termination Date, in such sums as the Company may request, provided that the aggregate principal
                                      --------
amount of all Loans at any one time outstanding hereunder shall not exceed the Borrowing Base. The Company may borrow, repay pursuant to Section 2.8 and reborrow, from the date of this Agreement until the Revolving Credit Termination Date, the full amount of the Borrowing Base or any lesser sum that is at least $100,000.00 and an integral multiple of $100,000.00. Any Loan not repaid by the Revolving Credit Termination Date shall be due and payable on the Revolving Credit Termination Date.

     2.2. Notice and Manner of Borrowing of Loans.  (a) Whenever the Company
          ---------------------------------------
desires to obtain a Loan hereunder, the Company shall notify the Bank (which notice shall be irrevocable) by telephone received no later than 2:00 p.m. Boston time on the day on which the requested Loan is to be made as a Base Rate Loan, and received no later than 10:00 a.m. Boston time on the date two Business Days before the day on which the requested Loan is to be made as a Eurodollar Loan. Such notice shall specify (i) the effective date and amount of each Loan, subject to the limitations set forth in Section 2.1, (ii) the interest rate option to be applicable thereto, and (iii) with respect to any requested Eurodollar Loans, the duration of the applicable Interest Period (subject to the provisions of the definition of Interest Period and Section 2.5). If requested by the Bank, such notification (a "Notice of Borrowing") shall be immediately followed by a written confirmation thereof, provided that if such written
                                            --------
confirmation differs in any material respect from the action taken by the Bank, the records of the Bank shall control absent manifest error. Prior to the end of the Interest Period applicable to any Eurodollar Loan, the Borrower shall deliver a Notice of Borrowing in accordance with this Section 2.2 which shall specify the interest rate option and duration of the applicable Interest Period to rollover such Eurodollar Loan. Failure to deliver such Notice of Borrowing shall be deemed to be an election of the Base Rate.

     (b) Subject to the terms and conditions hereof, the Bank shall make each Loan on the effective date specified therefor by crediting the amount of such Loan to the Company's demand deposit account with the Bank; provided that if
                                                            --------
such Loan is to be made on a day on which the Company is to repay all or any part of an outstanding Loan, the Bank shall apply the proceeds of such new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by the Bank to the Company.

     2.3. Facility Fee.  The Company shall pay to the Bank during the Revolving
          ------------
Credit Period an annual facility fee equal to $9,500.00. The facility fee shall be payable quarterly in advance, on the first day of January, April, July and October of each year beginning January 1,

1996. A prorated amount for the period from the date hereof to December 31, 1995 shall be payable at the closing.

     2.4. The Note.  (a) The Loans shall be evidenced by a single Note, payable
          --------
to the order of the Bank and having a final maturity of December 15, 1997. The Note shall be dated on or before the date of the first Loan and shall have the blanks, if any, therein appropriately completed.

     (b) The Bank shall, and is hereby irrevocably authorized by the Company to, enter on the schedule forming a part of the Note or otherwise in its records appropriate notations evidencing the date and the amount of each Loan, the interest rate applicable thereto and the date and amount of each payment of principal made by the Company with respect thereto; and in the absence of manifest error, such notations shall constitute conclusive evidence thereof. The Bank is hereby irrevocably authorized by the Company to attach to and make a part of the Note a continuation of any such schedule as and when required. No failure on the part of the Bank to make any notation as provided in this subsection (b) shall in any way affect any Loan or the rights or obligations of the Bank or the Company with respect thereto.

     2.5. Duration of Interest Periods.  Subject to the provisions of the
          ----------------------------
definition of Interest Period, the duration of the Interest Period for each Eurodollar Loan shall be as specified in the applicable Notice of Borrowing. Notwithstanding the foregoing, the Company may not select an Interest Period that would end, but for the provisions of the definition of Interest Period, after the final maturity hereof.

     2.6. Interest Rates and Payments of Interest.  (a) Each Base Rate Loan
          ---------------------------------------
shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate, which rate shall change contemporaneously with any change in the Base Rate. Such interest shall be payable on the last day of each month commencing December 31, 1995, and when such Base Rate Loan is due (whether at maturity, by reason of acceleration or otherwise).

     (b) Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Adjusted Eurodollar Rate plus two and one half percent (2.5%). Such interest shall be payable for such Interest Period on the last day thereof and when such Eurodollar Loan is due (whether at maturity, by reason of acceleration or otherwise) and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     2.7. Changed Circumstances.
          ---------------------

     (a)  In the event that:

          (i) on any date on which the Adjusted Eurodollar Rate would otherwise be set the Bank shall have determined in good faith (which determination shall be final and conclusive) that, by reason of changes affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining the Interbank Offered Rate, or

          (ii) at any time the Bank shall have determined in good faith (which determination shall be final and conclusive) that:

          (A) the making of a Eurodollar Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely affects the interbank Eurodollar market or (2) compliance by the Bank in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

     (B) the Adjusted Eurodollar Rate shall no longer represent the effective cost to the Bank for U.S. dollar deposits in the interbank market for deposits in which it regularly participates;

then, and in any such event, the Bank shall forthwith so notify the Company thereof. Until the Bank notifies the Company that the circumstances giving rise to such notice no longer apply, the obligation of the Bank to allow selection by the Company of the type of Loan affected by the contingencies described in this
Section 2.7(a) (herein called "Affected Loans") shall be suspended.  If at the
                               --------------
time the Bank so notifies the Company, the Company has previously given the Bank a Notice of Borrowing with respect to one or more Affected Loans but such Loans have not yet gone into effect, such notification shall be deemed to be void and the Company may borrow Loans of a nonaffected type by giving a substitute Notice of Borrowing pursuant to Section 2.2 hereof.

     Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the Company shall, with respect to the outstanding Affected Loans, prepay the same, together with interest thereon and any amounts required to be paid pursuant to Section 2.11, and may borrow a Loan of another type in accordance with Section 2.1 hereof by giving a Notice of Borrowing pursuant to Section 2.2 hereof.

     (b) In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

          (i) subjects the Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by the Company or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of the Bank imposed by the United States of America or any political subdivision thereof), or

          (ii) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, the Bank (other than such requirements as are already included in the determination of the Adjusted Eurodollar Rate), or

          (iii) imposes upon the Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to the Bank, reduce the income receivable by the Bank or impose any expense upon the Bank with respect to any Loans, the Bank shall notify the Company thereof. The Company agrees to pay to the Bank the amount of such increase in cost reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by the Bank of a statement in the amount and setting forth the Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error.

     (c) If the Bank shall have determined that (i) the adoption of or change in any law, rule, regulation or guideline, directive or request regarding capital requirements for banks or bank holding companies (whether or not having the force of law), or any change in the interpretation or application thereof by any governmental authority, central bank or comparable authority charged with the interpretation or administration thereof, or (ii) compliance by the Bank with any of the foregoing, imposes on or increases a requirement of the Bank to allocate capital resources to the Bank's commitment to make Loans hereunder that has or would have the effect of reducing the return on the Bank's capital as a consequence of its commitment to make Loans hereunder to a level below that which the Bank could have achieved (taking into consideration the Bank's then existing policies with respect to capital adequacy and assuming the full utilization of the Bank's capital) but for such adoption, change or compliance by any amount deemed by the Bank to be material, then the Bank shall notify the Company thereof. The Company agrees to pay to the Bank the amount of such reduction of capital as and when such reduction is determined, upon presentation by the Bank of a statement in the amount and setting forth the Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

     2.8. Payments and Prepayments of the Loans.  (a) Each Loan shall mature,
          -------------------------------------
and the principal amount thereof shall be due and payable, on the Revolving Credit Termination Date. Eurodollar Loans may not be prepaid. Base Rate Loans may be prepaid at any time, without premium or penalty. Interest accrued on the amounts so paid shall be paid in accordance with Section 2.6. No prepayment of the Loans during the Revolving Credit Period shall affect the Commitment Amount or impair the Company's right to borrow as set forth in Section 2.1.

     (b) If at any time the aggregate principal amount of outstanding Loans shall exceed the Borrowing Base, the Company shall repay such principal amount (together with accrued interest thereon) of the outstanding Loans, if any, as may be necessary so that after such repayment the aggregate outstanding principal amount of the Loans does not exceed the amount of the Borrowing Base.

     2.9. Method of Payment.  All payments and prepayments of principal and all
          -----------------
payments of interest shall be made by the Company to the Bank at 100 Federal Street, Boston, Massachusetts in immediately available funds, on or before 2:00 p.m. (Boston time) on the due date thereof, free and clear of, and without any deduction or withholding for, any taxes or other payments. The Bank may, and the Company hereby authorizes the Bank to, debit the amount of any payment not made by such time to the demand deposit account of the Company with the Bank, followed promptly by notice to the Company of such action taken.

     2.10.  Overdue Payments.  (a) Overdue principal (whether at maturity, by
            ----------------
reason of acceleration or otherwise) and, to the extent permitted by applicable law, overdue interest and fees or any other amounts payable hereunder or under the Note shall bear interest from and including the due date thereof until paid, compounded daily and payable on demand, at a rate per annum equal to (i) if such due date occurs prior to the end of an Interest Period for Eurodollar Loans, 2% above the interest rate applicable to such Loan for such Interest Period until the expiration of such Interest Period, and thereafter, 2% above the Base Rate; and (ii) in all other cases, 2% above the rate then applicable to Base Rate Loans, which interest shall be compounded daily and payable on demand. (b) If a payment of principal or interest hereunder is not made within 10 days of its due date, the Company will also pay, on demand, a late payment charge equal to 5% of the amount of such payment. Nothing in the preceding sentence shall affect the Bank's rights to exercise any of its rights or remedies, including those provided in Section 7.2, if an Event of Default has occurred.

     2.11.  Payments Not at End of Interest Period.  If the Company for any
            --------------------------------------
reason makes any payment of principal with respect to any Eurodollar Loan on any day other than the last day of the Interest Period applicable to such Eurodollar Loan, or fails to borrow a Eurodollar Loan after giving a Notice of Borrowing pursuant to Section 2.2, the Company shall pay to the Bank an amount computed pursuant to the following formula:

                              L = (R - T) x P x D
                                  ---------------

                                        360


L =  amount payable to the Bank
R =  interest rate on such Loan

T = effective interest rate per annum at which any readily marketable bond or other obligation of the United States, selected at the Bank's sole discretion, maturing on or near the last day of the Interest Period of such Loan and in approximately the same amount as such Loan can be purchased by the Bank on the day of such payment of principal or failure to borrow

P =  the amount of principal prepaid or the amount of the requested Loan
D = the number of days remaining in the Interest Period as of the date of such payment or the number of days of the requested Interest Period

The Company shall pay such amount upon presentation by the Bank of a statement setting forth the amount and the Bank's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

     2.12.  Computation of Interest and Fees.  Interest and all fees payable
            --------------------------------
hereunder shall be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day (subject to clause (i) of the definition of Interest Period), and such extension shall be included in computing interest in connection with such payment.

                                  SECTION III
                                  -----------

                              CONDITIONS OF LOANS
                              -------------------

     3.1. Conditions Precedent to Initial Loan.  The obligation of the Bank to
          ------------------------------------
make its initial Loan is subject to the condition precedent that the Bank shall have received, in form and substance satisfactory to the Bank and its counsel, the following:

     (a)  this Agreement and the Note, duly executed by the Company;

     (b) a certificate of the Clerk or an Assistant Clerk of the Company with respect to resolutions of the Board of Directors authorizing the execution and delivery of this Agreement and the Note and identifying the officer(s) authorized to execute, deliver and take all other actions required under this Agreement, and providing specimen signatures of such officers;

     (c) the certificate of incorporation of the Company and all amendments and supplements thereto, filed in the office of the Secretary of The Commonwealth of Massachusetts, certified by said Secretary of The Commonwealth as being a true and correct copy thereof;

     (d) the Bylaws and articles of incorporation of the Company and all amendments and supplements thereto, certified by the Clerk or an Assistant Clerk as being a true and correct copy thereof;

     (e) a certificate of the Secretary of The Commonwealth of Massachusetts, as to legal existence and good standing in such state and listing all documents on file in the office of said Secretary of State;

     (f) an opinion addressed to it from Christopher Stavros, counsel to the Company, substantially in the form of Exhibit G hereto; and
                                      ---------

     (g) such other documents, and completion of such other matters, as counsel for the Bank may deem necessary or appropriate.

     3.2. Conditions Precedent to all Loans.  The obligation of the Bank to make
          ---------------------------------
each Loan, including the initial Loan, is further subject to the following conditions:

     (a)  timely receipt by the Bank of the Notice of Borrowing as provided in
Section 2.2;

     (b) the representations and warranties contained in Section IV shall be true and accurate in all material respects on and as of the date of such Notice of Borrowing and on the effective date of each Loan as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date), and no Default shall have occurred and be continuing, or would result from such Loan;

     (c) the resolutions referred to in Section 3.1(b) shall remain in full force and effect; and

     (d) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for the Bank, would make it illegal or against the policy of any governmental agency or authority for the Bank to make Loans hereunder.

     The making of each Loan shall be deemed to be a representation and warranty by the Company on the date of such Loan as to the accuracy of the facts referred to in subsection (b) of this Section 3.2.

                                  SECTION IV
                                  ----------

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     In order to induce the Bank to enter into this Agreement and to make Loans hereunder, the Company represents and warrants to the Bank that:

     4.1. Organization and Qualification.  Each of the Company and its
          ------------------------------
Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated and (c) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification.

     4.2. Corporate Authority.  The execution, delivery and performance of this
          -------------------
Agreement and the Note and the transactions contemplated hereby are within the corporate power and authority of the Company and have been authorized by all necessary corporate proceedings, and do not and will not (a) require any consent or approval of the stockholders of the Company, (b) contravene any provision of the charter documents or bylaws of the Company or any law, rule or regulation applicable to the Company, (c) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Company, or (d) result in or require the imposition of any Encumbrance on any of the properties, assets or rights of the Company.

     4.3. Valid Obligations.  This Agreement and the Note and all of their
          -----------------
respective terms and provisions are the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     4.4.   Consents or Approvals.  The execution, delivery and performance of
            ---------------------
this Agreement and the Note and the transactions contemplated herein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party.

     4.5.   Title to Properties; Absence of Encumbrances.  Each of the Company
            --------------------------------------------
and its Subsidiaries has good and marketable title to all of the properties, assets and rights of every name and nature now purported to be owned by it, including, without limitation, such properties, assets and rights as are reflected in the financial statements referred to in Section 4.6 (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Encumbrances except Permitted Encumbrances or those Encumbrances disclosed in Exhibit B hereto, and, except as
                                                ---------
so disclosed, free from all defects of title that might materially adversely affect such properties, assets or rights, taken as a whole.

     4.6.   Financial Statements.  The Company has furnished the Bank its
            --------------------
consolidated balance sheet as of December 31, 1994 and its consolidated statements of income, changes in stockholders' equity and cash flow for the fiscal year then ended, and related footnotes, audited and certified by Arthur Andersen & Co. The Company has also furnished the Bank its consolidated balance sheet as of September 22, 1995 and its consolidated statements of income, changes in stockholders' equity and cash flow for the period then ended, certified by the principal financial officer of the Company but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount. All such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified and present fairly the financial position of the Company and its Subsidiaries as of such dates and the results of the operations of the Company and its Subsidiaries for such periods. There are no liabilities, contingent or otherwise, not disclosed in such financial statements that involve a material amount.

     4.7.   Changes.  Since the date of the financial statements referred to in
            -------
Section 4.6, there have been no changes in the assets, liabilities, financial condition, business or prospects of the Company or any of its Subsidiaries other than changes in the ordinary course of business, the effect of which has not, in the aggregate, been materially adverse.

     4.8.   Defaults.  As of the date of this Agreement, no Default exists.
            --------

     4.9.   Taxes.  The Company and each Subsidiary have filed all federal,
            -----
state and other tax returns required to be filed, and all taxes, assessments and other governmental charges due from the Company and each Subsidiary have been fully paid. The Company and each Subsidiary have established on their books reserves adequate for the payment of all federal, state and other tax liabilities.

     4.10.  Litigation.  Except as set forth on Exhibit C hereto, there is no
            ----------                          ---------
litigation, arbitration, proceeding or investigation pending, or, to the knowledge of the Company's or any Subsidiary's officers, threatened, against the Company or any Subsidiary that, if adversely determined, would result in a material judgment not fully covered by insurance or could result in a forfeiture of all or any substantial part of the property of the Company or its Subsidiaries, or would otherwise have a material adverse effect on the assets, business or prospects of the Company or any Subsidiary.

     4.11.  Use of Proceeds.  No portion of any Loan is to be used for the
            ---------------
"purpose of purchasing or carrying" any "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. 221 and 224, as amended; and following the application of the proceeds of each Loan, the value of all "margin stock" of the Company will not exceed 25% of the value of the total assets of the Company that are subject to the restrictions set forth in Section 6.5 and 6.6.

     4.12.  Subsidiaries.  As of the date of this Agreement, all the
            ------------
Subsidiaries of the Company are listed on Exhibit D hereto.  The Company or a
                                          ---------
Subsidiary of the Company is the owner, free and clear of all liens and encumbrances, of all of the issued and outstanding stock of each Subsidiary. All shares of such stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding.

     4.13.  Investment Company Act.  Neither the Company nor any of its
            ----------------------
Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended.

     4.14   Compliance with ERISA.  The Company and each member of the
            ---------------------
Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and no "Prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

     4.15.  Environmental Matters.  The Company and each of its Subsidiaries
            ---------------------
are in material compliance with all Federal, state and local environmental laws and ordinances with respect to the conduct of their business or business operations and have no knowledge or notice of any material violation of any environmental protection law, regulation or order.

                                   SECTION V
                                   ---------

                             AFFIRMATIVE COVENANTS
                             ---------------------

     So long as the Bank has any commitment to lend hereunder or any Loan or other Obligation remains outstanding, the Company covenants as follows:

     5.1.   Financial Statements and other Reporting Requirements.  The Company
            -----------------------------------------------------
shall furnish to the Bank:

     (a) as soon as available to the Company, but in any event within 90 days after the end of each of its fiscal years, a consolidated and consolidating balance sheet as of the end of each such year, and a related consolidated and consolidating statement of income, changes in stockholders' equity and cash flow for such year, audited and certified by Arthur Andersen & Co.

(or other independent certified public accountants acceptable to the Bank) in the case of such consolidated statements, and certified by the chief financial officer in the case of such consolidating statements; and, concurrently with such financial statements, a copy of said certified public accountants' management report;

     (b) as soon as available to the Company, but in any event within 30 days after the end of each month, (i) a consolidated and consolidating balance sheet as of the end of each such fiscal quarter, and a related consolidated and consolidating statement of income for the period then ended, certified by the principal financial officer of the Company but subject, however, to normal, recurring yearend adjustments that shall not in the aggregate be material in amount and (ii) a borrowing base report substantially in the form of Exhibit E;
                                                                     ----------

     (c) as soon as available to the Company, but in any event within 30 days after the end of each of its fiscal quarters, a report in substantially the form of Exhibit F hereto signed on behalf of the Company by its chief financial
   ---------
officer;

     (d) promptly after the receipt thereof by the Company, copies of any reports submitted to the Company by independent public accountants in connection with any interim review of the accounts of the Company made by such accountants;

     (e) promptly alter the same are available, copies of all proxy statements, financial statements and reports as the Company may file with the Securities and Exchange Commission or any governmental authority at any time having jurisdiction over the Company or its Subsidiaries;

     (f) if and when the Company gives or is required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;

     (g) immediately upon becoming aware of the existence of any condition or event that constitutes a Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;

     (h) promptly upon becoming aware of any investigative proceedings by a governmental agency or authority commenced or threatened against the Company or any of its Subsidiaries regarding any environmental hazard or condition or any spill, release, discharge or disposal of any substance defined or designated by any environmental statute, rule or regulation of any governmental entity now in effect and applicable to such property, as hazardous or toxic material, hazardous or toxic substance or any similar term, written notice thereof and the action being or proposed to be taken with respect thereto;

     (i) promptly upon becoming aware of any litigation or of any other investigative proceedings by a governmental agency or authority commenced or threatened against the

Company or any of its Subsidiaries of which it has notice, the outcome of which would or might have a materially adverse effect on the assets, business or prospects of the Company or the Company and its Subsidiaries on a consolidated basis, written notice thereof and the action being or proposed to be taken with respect thereto; and

     (j) from time to time, such other financial data and information about the Company or its Subsidiaries as the Bank may reasonably request.

     5.2.   Conduct of Business.  Each of the Company and its Subsidiaries
            -------------------
shall:

     (a) duly observe and comply in all material respects with all applicable laws and valid requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets, and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business;

     (b) maintain its corporate existence; and

     (c) remain engaged substantially in the design and manufacture of telecommunication platforms, and related software, devices, and services.

     5.3.   Maintenance and Insurance.  Each of the Company and its Subsidiaries
            -------------------------
shall maintain its properties in good repair, working order and condition as required for the normal conduct of its business. Each of the Company and its Subsidiaries shall at all times maintain liability and casualty insurance with financially sound and reputable insurers in such amounts as the officers of the Company in the exercise of their reasonable judgment deem to be adequate. In the event of failure to provide and maintain insurance as herein provided, the Bank may, at its option, provide such insurance and charge the amount thereof to the account of the Company or any of its Subsidiaries with the Bank.

     5.4.   Taxes.  The Company shall pay or cause to be paid all taxes,
            -----
assessments or governmental charges on or against it or any of its Subsidiaries or its or their properties on or prior to the time when they become due.

     5.5.   Inspection by the Bank.  The Company shall permit the Bank or its
            ----------------------
designees, at any reasonable time, and upon reasonable notice (or if a Default shall have occurred and is continuing, at any time and without prior notice), to
(i) visit and inspect the properties of the Company and its Subsidiaries, (ii) examine and make copies of and take abstracts from the books and records of the Company and its Subsidiaries, and (iii) discuss the affairs, finances and accounts of the Company and its Subsidiaries with their appropriate officers, employees and accountants. In handling such information the Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any nonpublic information thereby received or received pursuant to subsections 5.1(a), (b), or
(c) except that disclosure of such information may be made (i) to the subsidiaries or affiliates of the Bank in connection with their present or prospective business relations with the Company, (ii) to prospective transferees or purchasers of an interest in the Loans, (iii) as required by law, regulation, rule or order, subpoena, judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of the Bank.

     5.6.   Maintenance of Books and Records.  Each of the Company and its
            --------------------------------
Subsidiaries shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with generally accepted accounting principles consistently applied and applicable law.

     5.7.   Consolidated Tangible Net Worth.  The Company shall at all times
            -------------------------------
maintain Consolidated Tangible Net Worth of at least (i) $5,000,000.00. Any consolidated losses shall not reduce the amount of Consolidated Tangible Net Worth required to be maintained pursuant to this Section 5.7.

     5.8.   Consolidated Total Liabilities to Consolidated Tangible Net Worth
            -----------------------------------------------------------------
Ratio.  The Company shall at all times maintain a ratio of Consolidated Total
-----
Liabilities to Consolidated Tangible Net Worth of not greater than 1.25 to 1.00.

     5.9.   Cash Flow Coverage.  The Company shall at all times maintain
            ------------------
consolidated Cash Flow Coverage of not less than 2.0 to 1.00.  As used in this
Section 5.9, "Cash Flow Coverage" shall mean, at any date as of which the amount
              ------------------
thereof shall be determined and for the period specified, the quotient obtained by dividing the total of: (i) consolidated earnings before income taxes for
   --------
such period, excluding any nonrecurring or extraordinary items, plus (ii)
                                                                ----
consolidated depreciation and amortization expenses for such period, plus (iii)
                                                                     ----
consolidated interest expense (including imputed interest on capital lease obligations) (collectively, "Interest Expense") minus (iv) capital expenditures
                             ----------------   -----
minus cash taxes minus dividends and distributions; by the total of (i) Interest
-----            -----                              --
Expense for such period plus (ii) current maturities of long-term Indebtedness
                        ----
for such period.

     5.10.  Profitability.  The Company shall earn consolidated pretax income of
            -------------
at least $1,000,000.00 in every fiscal quarter.

     5.11.  Cleanup Provision.  The Company shall reduce its outstanding loan
            -----------------
balance once each period to a maximum of $500,000 and once each period to $300,000, each for 30 consecutive days in the 12 month periods ending December 31, 1996 and December 31, 1997, respectively.

     5.12.  Further Assurances.  At any time and from time to time the Company
            ------------------
shall, and shall cause each of its Subsidiaries to, execute and deliver such further instruments and take such further action as may reasonably be requested by the Bank to effect the purposes of this Agreement and the Note.

                                  SECTION VI
                                  ----------

                              NEGATIVE COVENANTS
                              ------------------

     So long as the Bank has any commitment to lend hereunder or any Loan or other Obligation remains outstanding, the Company covenants as follows:

     6.1.   Indebtedness.  Neither the Company nor any of its Subsidiaries shall
            ------------
create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than the following:

     (a) Indebtedness of the Company or any of its Subsidiaries to the Bank or any of its affiliates;

     (b) Indebtedness existing as of the date of this Agreement and disclosed on

Exhibit B hereto or in the financial statements referred to in Section 4.6; and
---------

     (c) other Indebtedness of the Company in an aggregate outstanding principal amount not exceeding $300,000.00 annually.

     6.2.   Contingent Liabilities.  Neither the Company nor any of its
            ----------------------
Subsidiaries shall create, incur, assume, guarantee or remain liable with respect to any Guarantees other than in favor of the Bank or its affiliates, without the prior written consent of the Bank.

     6.3.   Leases.  Neither the Company nor any of its Subsidiaries shall
            ------
during any fiscal year enter into any leases of real or personal property as lessee, except for capital leases or leases providing for payments in any one fiscal year (whether or not such payments are termed rent) that in the aggregate do not increase the aggregate annual lease payments of the Company and its Subsidiaries in excess of $100,000.00 over such payments required to be made during the immediately preceding fiscal year.

     6.4.   Sale and Leaseback.  Neither the Company nor any of its Subsidiaries
            ------------------
shall enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property owned by it in order to lease such property or lease other property that the Company or any such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.

     6.5.   Encumbrances.  Neither the Company nor any of its Subsidiaries shall
            ------------
create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets including, without limitation, on any of its accounts receivable or inventory ("Encumbrances"), or assign or otherwise convey any
                          ------------
right to receive income, including the sale or discount of accounts receivable with or without recourse, except the following ("Permitted Encumbrances"):
                                                 ----------------------

     (a) Encumbrances in favor of the Bank or any of its affiliates; and

     (b) Encumbrances existing as of the date of this Agreement and disclosed in Exhibit B hereto;
---------

     6.6.   Merger; Consolidation; Sale or Lease of Assets.  Neither the Company
            ----------------------------------------------
nor any of its Subsidiaries shall sell, lease or otherwise dispose of assets or properties (valued at the lower of cost or market), other than sales of inventory in the ordinary course of business, in the aggregate in excess of $500,000 in any fiscal year; or liquidate, merge or consolidate into or with any other person or entity, provided that any Subsidiary of the Company may merge or
                        --------
consolidate into or with (i) the Company if no Default has occurred and is continuing or would result from such merger and if the Company is the surviving company, or (ii) any other wholly-owned Subsidiary of the Company.

     6.7.   Change in Control.  Robert Madonna, his spouse or issue shall own at
            -----------------
least 51% of the Equity Securities of the Company, but in any case Robert Madonna shall not own less than 51% of the voting stock. For purposes hereof "Equity Securities" shall mean (a) all common stock, preferred stock, participations, shares, partnership interests, or other equity interests in and of the Company (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options, and other rights to acquire any of the foregoing.

     6.8.   Equity Distributions.  The Company shall not pay any dividends on
            --------------------
any class of its capital stock or make any other distribution or payment on account of or in redemption, retirement or purchase of such capital stock which result in an Event of Default under Sections 5.7, 5.8, 5.9 or 5.10, or violates any other provision of this Agreement.

     6.9.   Investments.  Neither the Company nor any of its Subsidiaries shall
            -----------
make or maintain any Investments other than (i) existing Investments in Subsidiaries and (ii) Qualified Investments.

     6.10.  ERISA.  Neither the Company nor any member of the Controlled
            -----
Group shall permit any Plan maintained by it to (i) engage in any "prohibited transaction" (as defined in Section 4975 of the Code, (ii) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, or (iii) terminate any Plan in a manner that could result in the imposition of a lien or encumbrance on the assets of the Company or any of its Subsidiaries pursuant to Section 4068 of ERISA.

                                  SECTION VII
                                  -----------

                                   DEFAULTS
                                   --------

     7.1.   Events of Default.  There shall be an Event of Default hereunder if
            -----------------
any of the following events occurs:

     (a) the Company shall fail to pay when due (i) any amount of principal of any Loans, (ii) any amount of interest thereon or (iii) any fees or expenses payable hereunder or under the Note within 10 days following notice; or

     (b) The Company shall fail to perform any term, covenant or agreement contained in Sections 5.1(g), 5.5, 5.7 through 5.11 or 6.1 through 6.10; or

     (c) the Company shall fail to perform any covenant contained in Sections 5.1(f, 5.1(h) or 5.2, and such failure shall continue for 30 days; or

     (d) the Company shall fail to perform any term, covenant or agreement (other than in respect of subsections 7.1(a) through (c) hereof) contained in this Agreement and such default shall continue for 30 days after notice thereof has been sent to the Company by the Bank; or

     (e) any representation or warranty of the Company made in this Agreement or in the Note or any other documents or agreements executed in connection with the transactions contemplated by this Agreement or in any certificate delivered hereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

     (f) there shall occur any material adverse change in the assets, liabilities, financial condition, business or prospects of the Company or the Company and its Subsidiaries, taken as a whole, as determined by the Bank acting good faith; or

     (g) the Company or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation or obligations which in the aggregate exceed $10,000 for borrowed monies or advances, or for the use of real or personal property, or fail to observe or perform any term, covenant or agreement evidencing or securing such obligations for borrowed monies or advances, or relating to such use of real or personal property, the result of which failure is to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity upon delivery of required notice, if any; or

     (h) the Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors,
(iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest within 30 days or in an appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing; or

     (i) a proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 30 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Company or such Subsidiary; or action under the laws of the jurisdiction of incorporation or organization of the

Company or any of its Subsidiaries similar to any of the foregoing shall be taken with respect to the Company or such Subsidiary and shall continue unstayed and in effect for any period of 30 days; or

     (j) a judgment or order for the payment of money shall be entered against the Company or any of its Subsidiaries by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Company or such Subsidiary, and such judgment, order, warrant or process shall continue undischarged or unstayed for 30 days; or

     (k) the Company or any member of the Controlled Group shall fail to pay when due any amount or amounts that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Company, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Company and such proceedings shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any; or

     7.2.   Remedies.  Upon the occurrence of an Event of Default described in
            --------
subsections 7.1(h) and (i), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the Bank's option and upon the Bank's declaration:

     (a) the Bank's commitment to make any further Loans hereunder shall terminate;

     (b) the unpaid principal amount of the Loans together with accrued interest and all other Obligations shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

     (c) the Bank may exercise any and all rights it has under this Agreement, the Note or any other documents or agreements executed in connection herewith, or at law or in equity, and proceed to protect and enforce the Bank's rights by any action at law, in equity or other appropriate proceeding.

                                 SECTION VIII
                                 ------------

                                 MISCELLANEOUS
                                 -------------

     8.1.   Notices.  Unless otherwise specified herein, all notices hereunder
            -------
to any party hereto shall be in writing and shall be deemed to have been given when delivered by hand, when properly deposited in the mails postage prepaid, when sent by electronic facsimile transmission, or when delivered to the overnight courier, addressed to such party at its address indicated below:

     If to the Company, at

          EXCEL INC.
          255 Independence Drive
          Hyannis, MA 02601
          Attention: Nathan Apatow

     If to the Bank, at

          The First National Bank of Boston
          100 Federal Street
          Boston, Massachusetts 02110
          Attention: Bradford Egan
          MA Corp. Cape Cod

or at any other address specified by such party in writing.

     8.2.   Expenses.  The Company shall, on demand, pay or reimburse the Bank
            --------
for all expenses (including attorneys' fees of outside counsel or allocation costs of in-house counsel incurred or paid by the Bank in connection with the preparation, negotiation and closing of this Agreement and the Note (whether or not the transactions contemplated hereby shall be consummated) or in connection with the administration or amendment of this Agreement or the Note (whether or not the transactions contemplated hereby shall be consummated) and with the enforcement of any Obligation or exercise of any right of the Bank hereunder or under the Note.

     8.3.   Set-Off.  Regardless of the adequacy of any collateral or other
            -------
means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from the head office of the Bank or any of its branch offices to the Company may, at any time and from time to time after the occurrence of an Event of Default hereunder, without notice to the Company or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by the Bank against any and all obligations of the Company to the Bank or any of its affiliates in such manner as the head office of the Bank or any of its branch offices in their sole discretion may determine, and the Company hereby grants the Bank a continuing security interest in such deposits, balances or other sums for the payment and performance of all such obligations.

     8.4.   Term of Agreement.  This Agreement shall continue in force and
            -----------------
effect so long as the Bank has any commitment to make Loans hereunder or any Loan or any Obligation shall be outstanding.

     8.5.   No Waivers.  No failure or delay by the Bank in exercising any
            ----------
right, power or privilege hereunder or under the Note or under any other documents or agreements executed in connection herewith shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and in the Note provided are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

     8.6.   Massachusetts Law.  This Agreement and the Note shall be deemed to
            -----------------
be contracts made under seal and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of law provisions contained therein).

     8.7.   Amendments.  Neither this Agreement nor the Note nor any provision
            ----------
hereof or thereof may be amended, waived, discharged or terminated except by a written instrument signed by the Bank and, in the case of amendments, by the Company.

     8.8.   Binding Effect of Agreement.  This Agreement shall be binding upon
            ---------------------------
and inure to the benefit of the Company and the Bank and their respective successors and assigns; provided that the Company may not assign or transfer its
                        --------
rights or obligations hereunder. The Bank may sell, transfer or grant participations in the Note without the prior written consent of the Company, and the Company agrees that any transferee or participant shall be entitled to the benefits of Sections 2.7, 2.11, 5.5 and 8.3 to the same extent as if such transferee or participant were the Bank hereunder; provided that notwithstanding any such transfer or participation, the Company may, for all purposes of this Agreement, treat the Bank as the person entitled to exercise all rights hereunder and under the Note and to receive all payments with respect thereto.

     8.9.   Counterparts.  This Agreement may be signed in any number of
            ------------
counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

     8.10.  Partial Invalidity.  The invalidity or unenforceability of any one
            ------------------
or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.

     8.11.  Captions.  The captions and headings of the various sections and
            --------
subsections of this Agreement are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

     8.12.  Termination.  The Company shall have the right to terminate this
            -----------
Agreement upon sixty (60) days written notice, without prejudice to any rights of the Bank set forth in this Agreement and only to the extent that there is no loan Obligation outstanding at the time of termination.

     8.13.  WAIVER OF JURY TRIAL.  EXCEPT AS PROHIBITED BY LAW, NEITHER THE
            --------------------
COMPANY NOR THE BANK, NOR ANY OF THEIR ASSIGNEES OR SUCCESSORS, SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED DOCUMENT OR AGREEMENT, OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR
(B) SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THE PROVISIONS HEREOF SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HERETO HAS IN ANY WAY AGREED

WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 8.12 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     8.14.  Entire Agreement.  This Agreement, the Note and the documents and
            ----------------
agreements executed in connection herewith constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                        EXCEL INC.


                                        By  /s/ Robert P. Madonna
                                          ----------------------------------
                                        Title:  President


                                        THE FIRST NATIONAL BANK OF BOSTON


                                        By  /s/ Bradford P. Egan
                                          ----------------------------------
                                        Title:  Vice President

                                  EXCEL INC.


                                PROMISSORY NOTE



$5,000,000.00                                     December 21, 1995
                                                  Boston, Massachusetts


     For value received, the undersigned hereby promises to pay to The First National Bank of Boston (the "Bank"), or order, at the head office of the Bank at 100 Federal Street, Boston, Massachusetts 02110, the principal amount of Five Million Dollars ($5,000,000.00) or such lesser amount as shall equal the aggregate unpaid principal amount of all Loans (as defined in the Agreement referred to below) made by the Bank to the undersigned pursuant to the Agreement, in lawful money of the United States and in immediately available funds, in the amounts and on the dates provided on the schedule attached hereto and to pay interest on the unpaid principal amount hereof, at said office, in like money and funds, for the period commencing on the date hereof until paid in full, at the rates per annum and on the dates provided on such schedule.

     Overdue payments of principal (whether at stated maturity, by acceleration or otherwise), and, to the extent permitted by law, overdue interest, shall bear interest, compounded monthly and payable on demand in immediately available funds, at a rate per annum equal to two percent (2%) above greater of (i) the rate in effect with respect to such principal prior to its maturity and (ii) the rate then applicable to Base Rate Loans under the Agreement.

     This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain Credit Agreement dated as of December 21, 1995 by and between the undersigned and the Bank (herein, as the same may from time to time be amended or extended, referred to as the "Agreement"), but neither this reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Note to pay the principal of and interest on this Note as herein provided.

     As provided in the Agreement, this Note is subject to mandatory prepayment in certain circumstances.

     In case an Event of Default (as defined in the Agreement) shall occur, the aggregate unpaid principal of plus accrued interest on this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Agreement.

     The undersigned may at its option prepay all or any part of the principal of this Note before maturity upon the terms provided in the Agreement.

     The undersigned maker hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

     This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

                                             EXCEL INC.

                                             By: /s/ Robert P. Madonna
                                                 -------------------------------
                                               Title: President

                         AMENDMENT TO CREDIT AGREEMENT
                              AND PROMISSORY NOTE


     This Amendment to Credit Agreement and Promissory Note (the "Amendment") is made as of May 24, 1996 and amends the Credit Agreement dated as of December 21, 1995 (as amended, the "Agreement"), between EXCEL, INC. (the "Company"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association (the "Bank") and the Promissory Note dated as of December 21, 1995 executed by the Company in favor of the Bank (as amended, the "Note"). Capitalized terms which are used in this Amendment and are defined in the Agreement, shall have the meanings given to them in the Agreement unless they are otherwise defined in this Amendment.

     WHEREAS, the Bank has made available to the Company a certain $5,000,000 credit facility as described in the Agreement and evidenced by the Note; and

     WHEREAS, the Company and the Bank have agreed to increase the credit facility to $10,000,000;

     NOW, THEREFORE, the Bank and the Company agree as follows:

I.   AMENDMENTS TO THE AGREEMENT

     1. Section 1.1. of the Agreement is hereby amended by deleting "$5,000,000.00" from the definition of "Commitment Amount" set forth
                                                  -----------------
          and substituting "$10,000,000.00" therefor.

     2. Section 2.3 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

          "2.3 Facility Fee.  The Company shall pay to the Bank during the
               ------------
          Revolving Credit Period an annual fee equal to (i) $9,500.00 from the date of this Agreement until June 30, 1996 and $25,000.00 thereafter. The facility fee shall be payable quarterly in advance, on the first day of January, April, July and October of each year. The Company shall pay $2,375.00 on each of January 1, 1996, and April 1, 1996 and $6,250.00 each quarter in advance thereafter commencing on July 1, 1996. A prorated amount for the period from the date of the Agreement to December 31, 1995 shall be payable at the closing."

II.  AMENDMENT TO THE NOTE

     The Note is hereby amended by deleting "$5,000,000.00" and "Five Million Dollars ($5,000,000.00)" from the first page thereof and substituting

     "$10,000,000.00" and "Ten Million Dollars $10,000,000.00)", respectively, therefor.

III. MISCELLANEOUS AGREEMENTS

     1.   Continuing Effect of the Agreement.  This Amendment shall not
          ----------------------------------
          constitute an amendment of any provision of the Agreement or the Note not expressly referred to herein and shall not be construed as a consent to any action on the part of the Company that would require a waiver or consent of the Bank except as expressly stated herein. The provisions of the Agreement and the Note that are not expressly amended or modified hereby are and shall remain in full force and effect, and are hereby ratified and confirmed, including without limitation, the negative pledge on assets of the Company as set forth in Section 6.5 of the Agreement.

     2.   Representations and Warranties.  The Company hereby represents and
          ------------------------------
          warrants to the bank that the representations and warranties set forth in the Agreement and the Note as amended by this Amendment are true and correct on and as of the date hereof as if made on and as of the date hereof, and that no Event of Default exists on and as of the date hereof.

     3.   Fees, Costs, Expenses and Taxes.  The Company also agrees to pay on
          -------------------------------
          demand all costs and expenses of the Bank in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the fees and allocation costs of its in-house counsel.

     4.   Effectiveness of Amendment.  This Amendment shall be effective as of
          --------------------------
          the date hereof upon receipt by the Bank of (a) this Amendment duly executed and delivered by the Company and the Bank and (b) such other documents and certificates as the bank or its counsel may have requested.

     5.   Governing Law.  The Amendment shall be deemed to be a contract under
          -------------
          seal and for all purposes shall be governed by and construed and enforced in accordance with the laws of The Commonwealth of Massachusetts.

     6.   Counterparts.  The Amendment may be executed in any number of
          ------------
          counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. The Amendment shall be firmly attached to the Note by stapling or other permanent means of attachment and shall constitute an integral part of the Note from and after the date first above written.

       IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

                                             EXCEL. INC.

                                             By:  /s/ Robert P. Madonna
                                                --------------------------------
                                               Title: President



                                             THE FIRST NATIONAL BANK OF BOSTON


                                             By:  /s/ Bradford P. Egan
                                                --------------------------------
                                               Title: Vice President
                                                            as of March 20, 1997

Excel, Inc.
255 Independence Park
Hyannis, MA 02601
Attention: Mr. Robert Madonna

     RE:  Line of Credit
          --------------

Gentlemen:

     The First National Bank of Boston (the "Bank") has made a certain revolving line of credit (the "Line") available to Excel, Inc. (the "Borrower") pursuant to a certain credit agreement dated December 21, 1995 (as amended, the "Agreement"). All obligations with respect to the Line are evidenced by a certain Promissory Note in the principal amount of $5,000,000 dated as of December 21, 1995, amended and increased to $10,000,000 (as amended, the "Note").

     The Borrower has requested, and the Bank has agreed to amend the Borrowing Base definition and waive and amend certain covenants as set forth in the Agreement.

     Now, therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Bank hereby agree as follows:

     1. The Borrowing Base as defined in the Agreement is hereby amended to include 50% of the Net Security Value of Base Inventory net of the obsolescence reserve. "Net Security Value of Base Inventory" shall mean the net value of Base Inventory, calculated at the lesser of fair market value or cost determined on the "first in, first out" basis, after subtracting the value of any Base Inventory which is damaged or detective and after taking into account charges and liens, other than those of the Bank, of all kinds against the Base Inventory, changes in the market value thereof, and transportation, processing and other handling charges affecting the value thereof, all as determined by the Bank in its discretion, which determination shall be final and binding upon the Borrowers. "Base Inventory" shall mean inventory consisting of raw materials as to which a Borrower has acquired title, and is otherwise in compliance with
Section 6.5 Encumbrance, and the Borrowers have furnished to the Bank
            -----------
information as required by Section 5.1(b) hereof. Inventory immediately loses the status of Base Inventory if and when a Borrower sells it, otherwise passes title thereto or consumes it.

     2. Section 5.1(a) of the Agreement requires that audited fiscal year end statements be submitted to the Bank within 90 days of the Borrower's fiscal year end. The Borrower has made it known to the Bank that the statement will not be available within that set period of time for fiscal 1996. The Borrower has requested a waiver of the covenant default. Based on the representations made by the Borrower, the Bank hereby waives the covenant default referenced above for the year ended December 31, 1996 and resets the time period to 180 days from the Borrower's fiscal year end. Thereafter, the time period for said covenant will again be 90 days from fiscal year end.

     3. Section 6.3 of the Agreement requires that the Borrower or any of its subsidiaries not enter into any leases of real or personal property as lessee which increase the aggregate annual lease payments over $100,000 from the prior fiscal year. The Borrower has made it known to the Bank that the Borrower entered into new leases requiring annual aggregate lease payments of $225,000 in the fiscal year ended December 31, 1996, $125,000 in excess of the permitted amount. The Bank hereby waives the covenant default referenced above for the year ended December 31, 1996 based on the representations made by the Borrower and resets the covenant amending the annual limitation to $300,000 (from the previously agreed $100,000) for future periods.

     4. Section 6.4 of the Agreement restricts the Borrower from entering into sale or leaseback transactions. The Borrower has made it known to the Bank that the Borrower did enter into a $560,000 sale/leaseback transaction in the fiscal year ended December 31, 1996. The Bank hereby waives the covenant default referenced above for the year ended December 31, 1996, based on the representations made by the Borrower and resets the covenant for the periods thereafter.

These waivers shall not constitute a waiver of any provision of the Agreement other than Section 5.1(a), 6.3, and 6.4 and shall not be construed as a consent to any action on the part of the Borrower that would require a waiver or consent of the Bank except as expressly stated herein. All of the provisions of the Agreement are and shall remain in full force and effect and are hereby ratified and confirmed.

                                             Sincerely,

                                             THE FIRST NATIONAL BANK OF BOSTON


                                             By: /s/ Bradford P. Egan
                                                --------------------------------
                                                Its: Vice President
                                                     ---------------------------

Acknowledged:

Excel, Inc.


By: /s/ Nathan C. Apatow
   ------------------------
   Its: Treasurer

                                    Exhibit

                      MONTHLY BORROWING BASE CERTIFICATE

                     Company ____________________________


1.   Accounts Receivable @ ___________ (date)                 $_____________

a.   Less Accounts over 60 days                               $_____________
b.   Less Accounts due to Cross Aging Rule (25%)              $_____________
c.   Less Affiliate Receivables                               $_____________
d.   Less Foreign Receivables                                 $_____________
e.   Less Other Ineligibles                                   $_____________

2.   Eligible Accounts Receivable                             $_____________

3.   Advance Rate (75%)                                       $_____________

4.   Accounts Receivable Availability                         $_____________

5.   Raw Material Inventory                                   $_____________

6.   Advance Rate (50%)                                       $_____________

7.   Net Obsolescence Reserve                                 $_____________

8.   Inventory Availability                                   $_____________

9.   Total AIR and Inventory Availability                     $_____________

10.  Less Outstanding Loan Balance (maximum $10,000,000)      $_____________

12.  Net Availability (Overadvance)                           $_____________


The undersigned, and the individual signing this certificate on behalf of the undersigned, certify that the information contained herein is true, correct, and complete as of the date set forth above.

                                             By: ______________________________
                                                    (Authorized Official)

                                             Date: ____________________________

                                    Exhibit A
                                    ---------

                                   EXCEL, INC.

                                 PROMISSORY NOTE
                                                           December 21, 1995
$5,000,000.00                                              Boston, Massachusetts


         For value received, the undersigned hereby promises to pay to The First National Bank of Boston (the "Bank"), or order, at the head office of the Bank at 100 Federal Street, Boston, Massachusetts 02110, the principal amount of Five Million Dollars ($5,000,000.00) or such lesser amount as shall equal the aggregate unpaid principal amount of all Loans (as defined in the Agreement referred to below) made by the Bank to the undersigned pursuant to the Agreement, in lawful money of the United States and in immediately available funds, in the amounts and on the dates provided on the schedule attached hereto and to pay interest on the unpaid principal amount hereof, at said office, in like money and funds, for the period commencing on the date hereof until paid in full, at the rates per annum and on the dates provided on such schedule.

         Overdue payments of principal (whether at stated maturity, by acceleration or otherwise), and, to the extent permitted by law, overdue interest, shall bear interest, compounded monthly and payable on demand in immediately available funds, at a rate per annum equal to two percent (2%) above greater of (i) the rate in effect with respect to such principal prior to its maturity and (ii) the rate then applicable to Base Rate Loans under the Agreement.

         This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain Credit Agreement dated as of December 21, 1995 by and between the undersigned and the Bank (herein, as the same may from time to time be amended or extended, referred to as the "Agreement"), but neither this reference to the Agreement nor any, provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Note to pay the principal of and interest on this Note as herein provided.

         As provided in the Agreement, this Note is subject to mandatory prepayment in certain circumstances.

         In case an Event of Default (as defined in the Agreement) shall occur, the aggregate unpaid principal of plus accrued interest on this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Agreement.

         The undersigned may at its option prepay all or any part of the principal of this Note before maturity upon the terms provided in the Agreement.

         The undersigned maker hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

         This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).


                                   EXCEL INC.


                                    By:
                                       --------------------------------
                                            Title:

                          SCHEDULE I TO PROMISSORY NOTE


                                Type of Loan
                 Amount of       Eurodollar                   Interest      Interest                     Notation
     Date           Loan        or Base Loan       Rate        Rate*         Period      Amount Paid      Made By


* For Base Rate Loans, insert "Base Rate"

** For Eurodollar Loans

                                   EXHIBIT B

                      List of Indebtedness and Encumbrances



1. $2.6 Million First Mortgage on corporate headquarters building #60 and #70 at 255 Independence Drive , Hyannis, MA. Seven year note, twenty year amortization provided by Cape Cod Bank & Trust.

2. $300 Thousand Term Note secured by equipment and provided by Cape Cod Bank & Trust.

                                    EXHIBIT C


           List of litigation. Arbitration, or Investigations Pending



Litigation:

                  Melissa Lima v Excel Inc., et al
                  (Employment Litigation, discrimination in hiring)
                     U.S. District Court Mass. 95-10330-PBS)

Arbitration:

                  None

Investigations:

                  None

                                    EXHIBIT D

                              List of Subsidiaries


                                      NONE

                                    Exhibit E
                       MONTHLY BORROWING BASE CERTIFICATE

                          Company ____________________


1.   Account Receivable @ _________________(date)            $________________

a.   Less Accounts over 60 days                              $________________
b.   Less Accounts due to Cross Aging Rule (25%)             $________________
c.   Less Affiliate Receivables                              $________________
d.   Less Foreign Receivables                                $________________
e.   Less Other Ineligibles                                  $________________

2.   Eligible Accounts Receivable                            $________________

3.   Advance Rate (75%)                                              X

4.   Accounts Receivable Availability                        $________________

5.   Less Outstanding Loan Balance (Maximum $5,000,000)      $________________

6.   Net Availability or (Overadvance)                       $________________


The undersigned, and the individual signing this certificate on behalf of the undersigned, certify that the information contained herein is true, correct and complete as of the date(s) set forth above.



                                    By:____________________________
                                          Authorized Official

                                    Date:__________________________

                                    EXHIBIT F
                                    ---------

                        REPORT OF CHIEF FINANCIAL OFFICER
                        ---------------------------------

EXCEL, INC. (the "Company) HEREBY CERTIFIES that:

         This Report is furnished pursuant to the Credit Agreement dated as of December 8, 1995 by and between the Company and The First National Bank of Boston (the "Agreement"). Unless otherwise defined herein, the terms used in this Report have the meanings given to them in the Agreement.

         As required by the Agreement, financial statements of the Company for the quarter ended ______________ (the "Financial Statements') prepared in accordance with generally accepted account principals consistently applied accompany this Report. The Financial Statements present fairly the financial position of the Company as the date thereof and the results of the operations of the Company for the period covered thereby (subject only to normal recurring year-end adjustments).

         The figures set forth in Schedule I for determining compliance by the Company with the financial covenants contained in the Agreement are true and complete as of the date thereof.

         The activities of the Company during the period covered by the Financial Statements have been reviewed by the Chief Financial Officer or by employees or agents under his immediate supervision. Based on such review, to the best knowledge and belief of the Chief Financial Officer, and as of the date of this Report, no Default has occurred.*

         WITNESS my hand this ___ day of __________, 199__.

                                      EXCEL, INC.


                                      By:
                                         --------------------------------

                                      Title:
                                            -----------------------------

*If a Default has occurred, this paragraph is to be modified with an appropriate statement as to the nature thereof, the period of existence thereof and what action the Company has taken, is taking, or proposes to take with respect thereto.

                 SCHEDULE I TO REPORT OF CHIEF FINANCIAL OFFICER



         Schedule of Compliance as of ___________ with provisions of Section 5.7, 5.8, 5.9, and 5.10 of the Credit Agreement dated as of December 8, 1995 (the "Agreement") between Excel, Inc. and the First National Bank of Boston.


1.   Consolidated Tangible Net Worth (Section 5.7)
     ---------------------------------------------

     (i)      Total Assets                                  $________________

     (ii)     Excluded Items (if any)                       $________________

     (iii)    Total Liabilities                             $________________

     (iv)     Tangible Net Worth                            $________________
              [(I) minus the sum of (ii) and (iii)]
                   -----


     (v)      Minimum Tangible Net Worth
              permitted by Agreement                        $________________


2.   Ratio of Total Liabilities to Tangible Net Worth (Section 58)
     -------------------------------------------------------------

     (i)      Total Liabilities                             $________________

     (ii)     Tangible Net Worth                            $________________

     (iii)    Ratio of (I) to (ii)                            ________________


3.   Cash Flow Coverage (Section 5.9)
     --------------------------------

     (i)      Earnings before interest and income taxes     $________________
              [excluding non-recurring or extraordinary items]

     (ii)     Depreciation and Amortization                 $________________

     (iii)    Capital Expenditures                          $________________

     (iv)     Cash Taxes Paid                               $________________

     (v)      Dividends and Distributions                   $________________

     (vi)     Total Operating Cash Flow
              (I) plus (ii) minus (iii) minus (iv) minus (v)   $________________

     (vii)    Interest Expense                                 $________________

     (viii)   Principal on Debt and Capital Leases paid        $________________

     (ix)     Total Debt Service
              (vii) plus (viii)                                $________________

     (x)      Cash Flow Coverage Ratio
              (vi) divided by (ix)                              ________________

     (xi)     Cash Flow Ratio Required by Agreement             ________________


4.   Profitability (Section 5. 10)
     -----------------------------

     (i)      Fiscal Quarter Pre-Tax Income
              Required by Agreement                            $________________

                                    EXHIBIT G
                                    ---------

                    FORM OF OPINION OF COUNSEL TO THE COMPANY

                                                        ------------------------

The First National Bank of Boston
100 Federal Street
Boston, Massachusetts 02110

         RE: Revolving Credit Agreement dated as of ______________ by and between The First National Bank of Boston (the "Bank") and [NAME OF COMPANY] (the "Company")

Ladies/Gentlemen:

         We have acted as counsel to ___________ (the "Company") in connection with the preparation, execution and delivery of the Revolving Credit and Term Loan Agreement, dated as of __________ (the "Agreement") between The First National Bank of Boston (the "Bank") and the Company pursuant to which the Company has executed and delivered to the Bank its Note in the principal amount of $_________. All terms defined in the Agreement shall have the same meanings herein.

         We have examined executed counterparts of the Agreement and the Note and originals, or copies, the authenticity of which has been established to our satisfaction, of such other documents, corporate records, agreements and instruments and certificates of public officials and officers of the Company as we have deemed necessary as the basis for the opinions herein expressed. As to the questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers of the Company.

         Based on the foregoing and having regard for legal considerations as we have deemed relevant, it is our opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the [State/Commonwealth of ___________], has all requisite corporate power to own its property and conduct its business as now conducted and is duly qualified and in good standing as a foreign corporation and duly authorized to do business in each jurisdiction wherein the nature of its properties or business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its business, financial condition, assets or properties taken as a whole.

         2. The execution and delivery of the Agreement and the Note and performance by the Company of its obligations thereunder and of the transactions contemplated thereby are within the corporate power and authority of the Company, and have been authorized by proper corporate proceedings and do not contravene any provision of law of the United States or its political subdivisions or the [Certificate of Incorporation/Articles of Organization] or ByLaws of the Company, or, to the best of our knowledge, contravene any provision of, or constitute an event of default or event which, with the lapse of time or the giving of notice, or both, would constitute an event of default under, any other agreement, instrument or undertaking binding on the Company.

         3. The Agreement and the Note have been duly executed and delivered by the Company. The Agreement and the Note and all of the terms and provisions thereof are the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         4. The execution, delivery and performance of the Agreement and the Note and the transactions contemplated thereby do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party.

         5. Except as set forth on Exhibit D to the Agreement, there is no
                                   ---------
litigation, proceeding or investigation pending, or, to the best of our knowledge after due inquiry, threatened, against the Company or any Subsidiary which, if adversely determined, would result in a material judgment not substantially covered by insurance or would otherwise have a material adverse effect on the assets, business or prospects of the Company or any Subsidiary.

         6. Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power to own its property and conduct its businesses as now conducted and is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or businesses requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its business, financial condition, assets or properties taken as a whole.

         7. As of the date of the Agreement, all the Subsidiaries of the Company are listed on Exhibit E thereto. The Company is the record holder of all of the
              ---------
issued and outstanding stock of each of its Subsidiaries. All shares of such stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding.

         8. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended.

         9. All state and local recording, franchise, stamp, documentary and other taxes and governmental charges and assessments required to be paid in connection with the execution, delivery, filing or recordation of, or as a condition to the enforcement of, the Agreement and the Note and any of the transactions contemplated thereby, have been duly paid.



                                               Very truly yours,